AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ________________
                                                  REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         -------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                               GELSTAT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                       DEVELOPED TECHNOLOGY RESOURCE, INC.
                                  (Former Name)

          MINNESOTA                                               41-1713474
(State or Other Jurisdiction                                    (IRS Employer
     of Incorporation or                                     Identification No.)
        Organization)

                      SOUTHPOINT OFFICE CENTER, SUITE 1040
                              1650 WEST 82ND STREET
                          BLOOMINGTON, MINNESOTA 55431
               (Address of Principal Executive Offices) (Zip Code)

                                 (952) 881-4105
          (Telephone number, including area code, of agent for service)

                            5223 INDUSTRIAL BOULEVARD
                             EDINA, MINNESOTA 55439
                                (Former Address)

                     GELSTAT CORPORATION 2003 INCENTIVE PLAN
                            (Full title of the plan)

                               STEPHEN C. ROBERTS
                      SOUTHPOINT OFFICE CENTER, SUITE 1040
                              1650 WEST 82ND STREET
                          BLOOMINGTON, MINNESOTA 55431
                     (Name and address of agent for service)

                                 (952) 881-4105
                     (Telephone number, including area code)

                                   Copies to:
                            JANNA R. SEVERANCE, ESQ.
                                 MOSS & BARNETT
                           A PROFESSIONAL ASSOCIATION
                             4800 WELLS FARGO CENTER
                               90 SOUTH 7TH STREET
                              MINNEAPOLIS, MN 55402
                            TELEPHONE: (612) 347-0367

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
                                      PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF SECURITIES    AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING        AMOUNT OF
 TO BE REGISTERED       REGISTERED      PER SHARE(1)         PRICE(1)          REGISTRATION FEE
-----------------------------------------------------------------------------------------------
  Common Stock           1,200,000         $3.00           $3,600,000              $292.00
 $.01 Par Value
===============================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plans described herein as a result of a stock split, stock dividend or similar transaction affecting the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the average of the bid and asked prices of the Common Stock on the OTCBB on July 30, 2003.

                                     PART II

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          The following documents, as filed by GelStat Corporation, formerly known as Developed Technology Resource, Inc. (the "Registrant"), with the Securities and Exchange Commission (the "SEC"), are incorporated herein by reference:

          (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002;

          (2) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2003; and

          (3) The description of the Registrant's Common Stock contained in its Current Report on Form 8-K filed on August 1, 2003.

          In addition, each document filed by the Registrant and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended after the date hereof, and prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          Under the Minnesota Business Corporation Act (the "Minnesota Act"), unless the articles of incorporation or bylaws otherwise provide, directors and officers will be indemnified against judgments, penalties, fines, settlements and expenses (including attorneys' fees) incurred in connection with legal proceedings to which they are made, or threatened to be made, a party by reason of their present or former status as a director or officer, if they received no improper personal benefit, in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful and, generally speaking, they reasonably believed their conduct to be in, or not opposed to, the corporation's best interests.

          Bylaws of the Registrant provide indemnification to directors and officers to the full extent provided by the Minnesota Act.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not applicable.

Item 8.   Exhibits
          --------

          The following exhibits are filed as a part of this registration statement:

   Exhibit Number   Description
   --------------   -----------
          4.1       Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.6 to the Registrant's Report on Form 8-K filed on August 1, 2003).

          4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.7 to the Registrant's Report on Form 8-K filed on August 1, 2003).

          5.1       Opinion of Counsel regarding legality of shares.

        10.51       2003  Incentive Plan  (incorporated  by reference to Exhibit
                    10.51 to the Registrant's Report on Form 8-K filed on August 1, 2003).

         23.1       Consent of KPMG LLP.

         23.2       Consent of Gallogly Fernandez & Riley LLP.

Item 9.   Undertakings
          ------------

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low of high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii)To include any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota.

                                        GELSTAT CORPORATION


                                        By /s/ Stephen C. Roberts
                                           -------------------------------------
                                           Stephen C. Roberts

Date: July 31, 2003

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

          NAME                       TITLE                             DATE

                             Chairman of the Board,
                            Chief Executive Officer,
                            Chief Financial Officer,
                            and Director (Principal
                             Executive Officer and
/s/ Stephen c. Roberts    Principal Financial Officer)             July 31, 2003
------------------------
Stephen C. Roberts, M.D.


/s/ Russell W. Mitchell      President and Director                July 31, 2003
------------------------
Russell W. Mitchell


/s/ Peter L. Hauser                  Director                      July 31, 2003
------------------------
Peter L. Hauser